UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2010

TXCO Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other Jurisdiction of Incorporation)

0-9120	84-0793089
(Commission File Number)	(IRS Employer Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas  78258
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 496-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 11, 2010, TXCO Resources Inc. (the “Company”) and its subsidiaries TXCO Energy Corp., Texas Tar Sands Inc., Output Acquisition Corp., Opex Energy, LLC, Charro Energy, Inc., TXCO Drilling Corp., Eagle Pass Well Service, L.L.C., PPL Operating, Inc., Maverick Gas Marketing, Ltd., and Maverick-Dimmit Pipeline, Ltd. (collectively, “TXCO”), entered into a definitive Purchase and Sale Agreement (the “Agreement”) to sell a substantial portion of TXCO’s assets to Newfield Exploration Company and Anadarko E&P Company LP (together, “Purchasers”) for total consideration of the lesser of (i) the sum of the amounts sufficient to (a) repay TXCO’s lenders (including TXCO’s debtor-in-possession financing and revolver or term loan credit facilities), (b) pay all other creditors of TXCO in full, including interest thereon, and (c) pay any cure amounts of executory contracts to be assumed by Purchasers (other than certain of Anadarko’s claims which will be waived at closing), or (ii) $310 million in cash, subject to customary purchase price adjustments.  Additionally, Newfield has agreed to irrevocably subordinate the rights it has as the holder of claims and interests relating to preferred stock of TXCO for which a notice of redemption was sent to TXCO prior to the filing of TXCO’s bankruptcy petition (as further described below), including rights to payments, recoveries or proceeds to which Newfield or its affiliates may be entitled thereunder, to the rights of the holders of preferred stock of TXCO which did not deliver a notice of redemption to TXCO prior to the filing of TXCO’s bankruptcy petition.  Newfield has further agreed to subordinate up to $10,000,000 of its claim and interests in and to such preferred stock to the rights of holders of TXCO’s common stock to receive distribution under TXCO’s plan of reorganization.

The sale is expected to close as early as January 29, 2010, but the economic effective date of the sale will be January 1, 2010.  The respective portion of the assets covered by the Agreement to be acquired by Newfield and Anadarko, respectively, will be designated by Purchasers prior to the closing.

Under the terms of the Agreement, certain assets are excluded from the assets being purchased by Purchasers and will be retained by TXCO, including, among others, TXCO’s drilling rigs, offshore properties, Oklahoma properties, non-operated properties within the Williston Basin, non-operated properties in south Texas outside of Maverick, LaSalle, Zavala and Dimmit Counties, and its interests in the “Dexter Waterflood Unit”, the “Forrest WM B1U” and the “Vinton Dome.”

TXCO previously entered into a definitive Purchase and Sale Agreement (the “Newfield PSA”) on November 6, 2009, to sell the same assets covered by the Agreement to Newfield Exploration Company for total consideration of $223 million.  Subsequently, TXCO entered into a definitive Purchase and Sale Agreement (the “Anadarko PSA”) on December 31, 2009, to sell the same assets covered by the Agreement to Anadarko E&P Company LP for total consideration equal to the lesser of (i) $1 million more than the sum of the amounts sufficient to (a) repay TXCO’s lenders (including TXCO’s debtor-in-possession financing and revolver or term loan credit facilities), (b) pay all other creditors of TXCO in full, including interest thereon, and (c) pay any cure amounts of executory contracts that were to be assumed by Anadarko (other than certain of Anadarko’s claims which were to be waived at closing), or (ii) $310 million in cash, subject to customary purchase price adjustments.  The board of directors of TXCO has determined that the Agreement constitutes a superior proposal to both the Newfield PSA and the Anadarko PSA.  Accordingly, TXCO intends to seek the entry of an order of the Bankruptcy Court authorizing the transactions contemplated by the Agreement.  If the Bankruptcy Court authorizes the transactions contemplated by the Agreement, the Newfield PSA and the Anadarko PSA will be terminated.

TXCO filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”) on May 17, 2009.  TXCO continues to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.  As debtors-in-possession, TXCO may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.  Accordingly, the consummation of the sale of assets to Purchasers contemplated by the Agreement is subject to the entry of a final order of the Bankruptcy Court authorizing the sale.  TXCO’s currently proposed Plan of Reorganization contemplated the potential submission of superior proposals to those contained in the Newfield PSA and the Anadarko PSA, and TXCO intends to file a proposed amended plan of reorganization, to the extent necessary, incorporating the terms of the Agreement with the Bankruptcy Court. Depending on the proceeds, if any, ultimately received in respect of the assets which will not be transferred to Purchasers pursuant to the Agreement, the Company anticipates that holders of the Company’s preferred and common equity securities may receive some cash or other property in respect of such securities, but the amount of cash or other property that may ultimately be received by the holders of the Company’s common equity securities would be limited to $10,000,000 in the aggregate.   The Company anticipates that all of its outstanding equity securities will be cancelled under the plan of reorganization.  The Company can make no assurances as to whether the holders of its preferred or common equity securities will ultimately receive any cash or other property in respect of such securities or as to the amount, if any, that they may receive in respect thereof.  Accordingly, the Company urges that extreme caution be exercised with respect to existing and future investments in any Company equity securities.

The Agreement contains customary representations, warranties, covenants, and indemnities of TXCO and Purchasers.  In addition to having to obtain the Bankruptcy Court’s approval, the completion of the sale of assets to Purchasers is subject to various customary conditions, including, among others, (i) subject to certain materiality qualifications, (ii) the accuracy of the representations and warranties made by Purchasers and TXCO, respectively, (iii) compliance by Purchasers and TXCO with their respective obligations under the Agreement, (iv) the absence of any pending lawsuit, action, or other proceeding seeking to restrain or prohibit the consummation of the sale transaction, and (v) the aggregate sum of all casualty and condemnation losses not exceeding 10% of the unadjusted purchase price.

TXCO has agreed not to solicit proposals relating to alternative acquisition transactions or to engage in negotiations or discussions with any person who makes an unsolicited acquisition proposal (including providing access to non-public information to persons that have made an unsolicited acquisition proposal).

The Agreement also contains certain termination rights for each of Purchasers and TXCO, including, among others, Purchasers’ right to terminate (i) if the Bankruptcy Court has not entered an order on or before January 31, 2010 authorizing the sale of the assets to Purchasers, and (ii) if an order of the Bankruptcy Court authorizing the sale of the assets to Purchasers is not final by February 15, 2010.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed by amendment to this Current Report on Form 8-K.

Most of TXCO’s filings with the Bankruptcy Court are available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court’s web site (http://www.txwb.uscourts.gov/) or may be obtained through private document retrieval services, or on the web site established by TXCO’s claims and noticing agent (http://cases.administarllc.com/txco). Information contained on, or that can be accessed through, such web sites or the Bankruptcy Court's web site is not part of this report.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements by TXCO (which term, unless otherwise specified or the context otherwise requires, refers to TXCO Resources Inc. and its subsidiaries) of expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future are forward-looking statements within the meaning of these laws.  Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions.  Forward-looking statements are based on assumptions and assessments made by TXCO’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.  Any forward-looking statements are not guarantees of TXCO’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements.  Except as required by law, TXCO undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: the ability of TXCO to continue as a going concern; TXCO’s ability to satisfy the conditions for drawing on any existing debtor-in-possession financing and to obtain additional debtor-in-possession financing on an interim or final basis; the ability of TXCO to operate pursuant to the terms and conditions of any debtor-in-possession financing and any cash collateral order entered by the Bankruptcy Court in connection with TXCO’s bankruptcy cases; TXCO’s ability to obtain court approval with respect to motions in the chapter 11 cases prosecuted by TXCO from time to time; TXCO’s ability to develop, prosecute, confirm and consummate a plan of reorganization with respect to TXCO’s bankruptcy cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period that TXCO has to propose and confirm a plan of reorganization, for the appointment of a chapter 11 trustee or to convert TXCO’s bankruptcy cases to cases under chapter 7 of the U.S. Bankruptcy Code; TXCO’s ability to obtain and maintain normal terms with vendors and service providers; TXCO’s ability to maintain contracts that are critical to its operations; the potential adverse impact of TXCO’s bankruptcy cases on TXCO’s liquidity or results of operations; TXCO’s ability to fund and execute its business plan; TXCO’s ability to attract, motivate and retain key executives and employees; TXCO’s ability to attract and retain vendors and service providers, TXCO’s ability to obtain capital to fund TXCO’s working capital needs; the adequacy of TXCO’s liquidity and its ability to meet its cash commitments, working capital needs, lender and vendor obligations; general market conditions; adverse capital and credit market conditions; the costs and accidental risks inherent in exploring and developing new oil and natural gas reserves; the price for which such reserves and production can be sold; fluctuation in prices of oil and natural gas; the uncertainties inherent in estimating quantities of proved reserves and cash flows; competition; actions by third party co-owners in properties in which TXCO also owns an interest; acquisitions of properties and businesses; operating hazards; environmental concerns affecting the drilling of oil and natural gas wells; impairment of oil and natural gas properties due to depletion or other causes; and hedging decisions, including whether or not to hedge; TXCO’s ability to secure additional financing; and other risks referenced from time to time in TXCO’s filings with the Securities and Exchange Commission, including the risk factors listed in Part II, Item 1A, “Risk Factors” in TXCO’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed with the Securities and Exchange Commission on November 9, 2009. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of TXCO’s various pre-petition liabilities and TXCO Resources Inc.’s common stock and preferred stock.  No assurance can be given as to what values, if any, will be ascribed in the chapter 11 cases to each of these constituencies. The Company anticipates that all of its outstanding equity securities will be cancelled under the plan of reorganization.  The Company can make no assurances as to whether the holders of its preferred or common equity securities will ultimately receive any cash or other property in respect of such securities or as to the amount, if any, that they may receive in respect thereof.  Accordingly, the Company urges that extreme caution be exercised with respect to existing and future investments in any of these pre-petition liabilities or equity securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TXCO Resources Inc.

Date: January 12, 2009	/s/ James E. Sigmon
James E. Sigmon
Chairman and Chief Executive Officer